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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 16, 2007

                              SunCom Wireless, Inc.
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             (Exact name of registrant as specified in its charter)



      Delaware                  333-57715                 23-2930873
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(State or other            (Commission File           (I.R.S. Employer
 jurisdiction)              Number)                   Identification No.)


                                1100 Cassatt Road
                           Berwyn, Pennsylvania 19312
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          (Address of principal executive offices, including zip code)


                                 (610) 651-5900
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               (Registrant's telephone number, including area code)


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             (Former name or address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2007, SunCom Wireless Holdings, Inc. ("Holdings"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") with T-Mobile USA, Inc. ("Parent"), a Delaware corporation and wholly owned subsidiary of Deutsche Telekom AG, and Tango Merger Sub, Inc. ("Merger Sub"), a newly formed Delaware corporation and a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, Merger Sub will be merged with and into Holdings (the "Merger"), with Holdings surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, shares of Class A common stock ("Common Stock") owned by Parent or Merger Sub and shares of Common Stock held by Holdings (as treasury stock or otherwise) will be canceled. All other outstanding shares of Holdings' Common Stock, other than shares owned by any stockholder who is entitled to and who properly exercises appraisal rights under Delaware law, will be canceled and each converted into the right to receive $27.00 in cash, without interest, less any applicable withholding taxes. Restricted shares, granted subject to vesting or other lapse restrictions, will vest and become free of such restrictions immediately prior to the effective time of the Merger and will be canceled and converted into the right to receive $27.00 in cash, without interest and less any applicable withholding taxes, subject to certain limitations with respect to restricted shares granted after the date of the Merger Agreement. For more information regarding the Merger Agreement and the Merger, please see Holdings' current report on Form 8-K filed on September 19, 2007.

In connection with the equity-for-debt exchange transaction that closed in May 2007, Holdings and SunCom Wireless Management Company, Inc., a subsidiary of SunCom Wireless, Inc. (collectively, with its subsidiaries, the "Company"), approved amendments to the employment agreements of Michael Kalogris, the Chief Executive Officer, Eric Haskell, the Chief Financial Officer, and William Robinson, the Executive Vice President of Operations, to provide for, among other things, a bonus pool to be established and shared in the event of a sale of Holdings, subject to certain conditions. On September 16, 2007, the Board of Directors of Holdings approved further changes to the employment agreements for those individuals to, among other things, increase the amounts payable upon a sale of Holdings. In addition, the Board of Directors approved additional sale bonuses to be paid to Raul Burgos, the President of the Puerto Rico operating subsidiary; Laura Shaw-Porter, the Senior Vice President, Human Resources and certain other management-level associates employed domestically and at the Puerto Rico operating subsidiary.

No sale bonuses will be paid under these arrangements unless the Merger is consummated by December 31, 2008. In addition, participants generally must remain employed by the Company to receive a sale bonus, provided that, if a participant is terminated without cause (as defined), they will remain eligible to receive a sale bonus. In addition, during the period prior to the closing of the Merger, employees otherwise entitled to receive sale bonuses will be required to comply with directions of the Board of Directors of Holdings, comply with certain expense policies and refrain from seeking new employment or soliciting other employees for employment on behalf of any other person or entity. Payment of any sale bonus is based on Sale Proceeds (as defined) and is payable only upon receipt of Sale Proceeds in connection with consummation of the Merger. Estimates of the sale bonus amounts set forth below may be adjusted either upward or downward based on the actual Sale Proceeds received in the Merger.

Under the terms of the amendment to his employment agreement and in the event that the Merger is successfully completed, and all of the contingencies are satisfied, Mr. Kalogris, based on information received as of September 16, 2007, would be expected to receive a sale bonus of approximately $8,375,000. In addition, the employment agreement for Mr. Kalogris has been amended to clarify that he is entitled to receive a pro-rata portion of any Management Business Objective bonus that he otherwise would be entitled for the calendar year during which his employment is terminated by the Company without cause or by notice of non-renewal, or by him for good reason, or by reason of his death or disability.

Under the terms of the amendment to his employment agreement and in the event that the Merger is successfully completed, and all of the contingencies are satisfied, Mr. Haskell, based on information received as of September 16, 2007, would be expected to receive a sale bonus of approximately $2,460,084. In addition, the employment agreement for Mr. Haskell has been amended to clarify that he is entitled to receive a pro-rata portion of any Management Business Objective bonus that he otherwise would be entitled for the calendar year during which his employment is terminated by the Company without cause or by notice of non-renewal, or by him for good reason, or by reason of his death or disability.


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Under the terms of the amendment to his employment agreement and in the event that the Merger is successfully completed, and all of the contingencies are satisfied, Mr. Robinson, based on information received as of September 16, 2007, would be expected to receive a sale bonus of approximately $6,022,059. In addition, the employment agreement for Mr. Robinson has been amended to clarify that he is entitled to receive a pro-rata portion of any Management Business Objective bonus that he otherwise would be entitled for the calendar year during which his employment is terminated by the Company without cause or by notice of non-renewal, or by him for good reason, or by reason of his death or disability.

Under the terms of the amendment to his employment agreement, Mr. Burgos will be eligible to receive a sale bonus of $375,000 in the event the Merger is successfully consummated and all contingencies are satisfied.

Under the terms of her sale bonus agreement (the form of which is incorporated as Exhibit 10.5 to this Report), Ms. Shaw-Porter will be eligible to receive a sale bonus of $100,000 in the event the Merger is successfully consummated and all contingencies are satisfied.

The terms of the sale bonus arrangements for Messrs. Kalogris, Haskell, Robinson and Burgos are set forth in amendments to their respective employment agreements. These amendments were entered into as of September 16, 2007, are incorporated as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Report and are incorporated herein by this reference. The terms of the sale bonus arrangements for the other management-level associates are set forth in letter agreements with each eligible participant. The form letter agreement for associates employed domestically and the form letter agreement for those associates employed at the Puerto Rico operating subsidiary incorporated as Exhibits 10.5 and 10.6, respectively, to this Report and are incorporated herein by this reference.

The foregoing summary of the employment agreement amendments and the other sale bonus arrangements is not complete and is qualified by reference to the amendments and forms of agreements identified as exhibits to this Report.


Forward-looking statements

This Report contains forward-looking statements that reflect the current views of the Company with respect to future events. They are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "aim," "goal," "plan," "will," "seek," "outlook" or similar expressions and include generally any information that relates to expectations or targets for revenue or other performance measures. Forward-looking statements are based on current plans, estimates and projections. You should consider them with caution. Such statements are subject to risks and uncertainties, most of which are difficult to predict and are generally beyond the Company's control, including those described in the sections "Forward-Looking Statements" and "Risk Factors" of the Company's Form 10-K report filed with the SEC, copies of which may be obtained by contacting the investor relations department of the Company or via its Web site, www.suncom.com. Relevant factors also include the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that have been or may be instituted against Deutsche Telekom, T-Mobile USA, the Company and others following announcement of the Merger Agreement; the inability to complete the Merger due to the failure to obtain approval by regulatory agencies or the failure to satisfy various other conditions to the closing of the Merger Agreement; and risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger. If these or other risks and uncertainties materialize, or if the assumptions underlying any of these statements prove incorrect, the Company's actual results may be materially different from those expressed or implied by such statements. The Company can offer no assurance that its expectations or targets will be achieved and does not assume any obligation to update forward-looking statements to take new information or future events into account or otherwise.

Item 9.01.  Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Not applicable.

     (d) Exhibits:

         10.1 Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Michael E. Kalogris (incorporated by reference to Exhibit 10.1 to the Form 8-K of SunCom Wireless Holdings, Inc. filed September 19, 2007).

         10.2 Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Eric Haskell (incorporated by reference to Exhibit 10.2 to the Form 8-K of SunCom Wireless Holdings, Inc. filed September 19, 2007).

         10.3 Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and William A. Robinson (incorporated by reference to Exhibit 10.3 to the Form 8-K of SunCom Wireless Holdings, Inc. filed September 19, 2007).

         10.4 Amendment to Employment Agreement, dated as of September 16, 2007, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Raul Burgos (incorporated by reference to Exhibit 10.4 to the Form 8-K of SunCom Wireless Holdings, Inc. filed September 19, 2007).

         10.5 Form of Domestic Bonus Letter Agreement for Senior Management (incorporated by reference to Exhibit 10.5 to the Form 8-K of
                   SunCom Wireless Holdings, Inc. filed September 19, 2007).

         10.6 Form of Puerto Rico Bonus Letter Agreement for Senior Management (incorporated by reference to Exhibit 10.6 to the Form 8-K of SunCom Wireless Holdings, Inc. filed
                  September 19, 2007).



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                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      SUNCOM WIRELESS, INC.

Dated: September 20, 2007             By:  /s/ Eric Haskell
                                          ------------------------------------
                                          Eric Haskell
                                          Executive Vice President
                                            and Chief Financial Officer